UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port Saint Lucie, FL 34952

(Address of Principal Executive Offices)

(772) 323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 6, 2022, the Company executed a Platform License and Development Agreement (the “Agreement”) between 360Player and CMA Soccer, LLC (“Rush Soccer”) for the use of a Rush Soccer branded platform for the onboarding of Rush Soccer clubs, coaches, staff, players, club management, and parents and the payment of fees through the platform. The private label platform will include content, modules, sponsor offers, advertising, payments and membership management, club rostering for Rush Soccer members. The term of the Agreement is through December 31, 2027 unless terminated sooner or extended as provided in the Agreement.

Rush Soccer is the largest soccer club in the world with over 100 soccer clubs in fifty countries with over 45,000 players.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTITUDE INTERNATIONAL HOLDINGS, INC.

Date:	July 12, 2022	By:	/s/ Gregory C. Breunich
Gregory C. Breunich
Chief Executive Officer, Acting Chief Financial Officer and Director